EXHIBIT 4.5





                     AMENDMENT TO ARTICLES OF INCORPORATION
                              DATED MARCH 31, 1993

The Company's Articles of Incorporation are hereby amended to increase the Company's authorized no par value common stock from 5,000,000 to 20,000,000 shares.